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                                                SECURITIES AND EXCHANGE COMMISSION

                                                      Washington, D.C.  20549

                                                             FORM 8-A


                                         FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                             PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                                                  SECURITIES EXCHANGE ACT OF 1934



                                                SECURITY CAPITAL GROUP INCORPORATED
                                      (Exact name of registrant as specified in its charter)

                          Maryland                                                         36-3692698
                  (State of Organization)                                     (I.R.S. Employer Identification No.)

                     125 Lincoln Avenue
                    Santa Fe, New Mexico                                                     87501
          (Address of principal executive offices)                                         (Zip Code)

If this Form relates to the registration of a class of debt      If this Form relates to the registration of a class of debt
securities and is effective upon filing pursuant to General      securities and is to become effective simultaneously with the
  Instruction A(c)(1) please check the following box. [_]        effectiveness of a concurrent registration statement under the
                                                                 Securities Act of 1933 pursuant to General Instruction A(c)(2)
                                                                 please check the following box. [_]


                               Securities to be registered pursuant to Section 12(b) of the Act:

                    Titles of each class                                             Name of Exchange on which
                     to be so registered                                           each class is to be registered
                    --------------------                                           ------------------------------
               Preferred Share Purchase Rights                                        New York Stock Exchange

                                 Securities to be registered pursuant to Section 12(g) of the Act:

                                                               None
                                                         (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

     A complete description of the Preferred Share Purchase Rights (the "Purchase Rights"), which Purchase Rights are to be registered hereunder, is contained in the Prospectus forming a part of the Form S-11 Registration Statement, as amended (File No. 333-26037), of Security Capital Group Incorporated ("Security Capital"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such description of the Purchase Rights is hereby incorporated by reference and any description included in a form of prospectus subsequently filed by Security Capital pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

     The following exhibits are filed with the New York Stock Exchange:

Exhibit
Number   Document Description

1.1 Security Capital Registration Statement on Form S-11, as amended (File No. 333-26037).

4.1      Security Capital Articles of Amendment and Restatement.

4.2      Security Capital Amended and Restated Bylaws.

4.3 Form of Rights Agreement between Security Capital and The First National Bank of Boston, as rights agent, including form of rights certificate.

6.1      1996 Annual Report to Shareholders.

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              SECURITY CAPITAL GROUP INCORPORATED



                              By: /s/ JEFFREY A. KLOPF
                                  --------------------------------
                                  Jeffrey A. Klopf
                                  Secretary



Date:  September 11, 1997